Exhibit 99.1

NEWS RELEASE Investor Contact: Janet L. Ford, Investor Relations Director 414-278-1890 Media Contact: Autumn Latimore, Public Relations Director 414-278-1860

Associated Banc-Corp Reports Fourth Quarter 2010 Earnings
Net Income to Shareholders of $6.6 million, or $0.04 Per Share
GREEN BAY, Wis. —— January 20, 2011 —— Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $6.6 million, or $0.04 per common share, for the quarter ended December 31, 2010. This compares to net income to common shareholders of $6.9 million, or $0.04 per common share, for the quarter ended September 30, 2010, and a net loss to common shareholders of $180.6 million, or $1.41 per common share, for the quarter ended December 31, 2009.
For the year ended December 31, 2010, the Company reported a net loss to common shareholders of $30.4 million, or $0.18 per common share. This compares to a net loss to common shareholders of $161.2 million, or $1.26 per common share, for the year ended December 31, 2009.
HIGHLIGHTS
•	Second consecutive quarter of profitability with net income to common shareholders of $6.6 million, or $0.04 per share

•	Ongoing improvements in credit quality metrics:
•	Loans 30-89 days past due were down for the fourth consecutive quarter

•	Potential problem loans were down for the fourth consecutive quarter

•	Nonaccrual loans were down 21% from the prior quarter and 47% from a year ago

•	$163 million in nonaccrual loans were sold or resolved during the quarter
•	Fourth quarter reduction of higher risk construction loans was offset by growth in lower risk residential mortgage and home equity loans

•	Net interest margin of 3.13%, up 5 basis points from the prior quarter

•	Capital ratios remain very strong, with a Tier 1 common ratio of 12.26% at December 31, 2010, compared to 7.85% a year ago
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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2010 RESULTS	PAGE 2
“Fourth quarter results reflect several positive signs and trends,” said Philip B. Flynn, President and Chief Executive Officer. “Credit quality continued to improve. We saw growth in the Company’s loan portfolio this quarter, and we saw modest growth in C&I and home equity loans for the second consecutive quarter.”
“While we accomplished many of our objectives during the past year, our full attention is now on the more challenging job of ensuring profitable growth. We spent a great deal of time looking at our core businesses and developing plans to ensure the profitable growth of the Company. We have recalibrated the Company’s business portfolio to more properly align our business activities around our core businesses and created a more balanced approach to growing deposits and loans. We believe the enhancements we have made to our business portfolio, along with our strategic initiatives, position us well for future growth.”
FOURTH QUARTER 2010 FINANCIAL RESULTS
Credit Quality
Key credit metrics continued to improve during the quarter. Loans 30-89 days past due totaled $120 million at December 31, 2010, down 4% from $124 million at September 30, 2010, and down 50% from $241 million at December 31, 2009. Potential problem loans continued to decline to $964 million at December 31, 2010, down $168 million, or 15%, from $1.13 billion at September 30, 2010.
Nonaccrual loans declined to $574 million at December 31, 2010, down 21% from $728 million at September 30, 2010, and down 47% from $1.1 billion at December 31, 2009. Through a combination of loan sales and discounted payoffs (resolutions), the Company reduced nonaccrual loans with a net book value totaling $163 million during the quarter, which resulted in $42 million of charge-offs during the quarter. A total of $597 million in nonaccrual loans, primarily consisting of real estate construction and commercial real estate loans, were sold or resolved during 2010, exceeding the Company’s previously stated goal of $500 million.
The provision for loan losses and net charge-offs for the fourth quarter of 2010 were consistent with the prior quarter and substantially lower than prior year levels, as fourth quarter 2010, third quarter 2010, and fourth quarter 2009 provisions for loan losses were $63 million, $64 million and $395 million, respectively, and net charge-offs were $108 million, $110 million and $234 million, respectively. Bulk sales and discounted resolutions of nonaccrual loans contributed to elevated levels of charge-offs during the past three quarters.
The Company’s allowance for loan losses was $477 million, or 3.78% of total loans, at December 31, 2010. This compares to an allowance for loan losses of $522 million, or 4.22% of total loans, at September 30, 2010, and $574 million, or 4.06% of total loans, at December 31, 2009. The coverage of nonaccrual loans increased to 83.02% at the end of the fourth quarter, compared to 71.72% at the end of the third quarter.
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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2010 RESULTS	PAGE 3
Loans and Deposits
At December 31, 2010, the Company’s loan portfolio was $12.6 billion, up 2% from $12.4 billion at September 30, 2010, and down 11% from $14.1 billion at December 31, 2009. The $447 million, or 24%, increase in the residential mortgage segment of the portfolio for the quarter was partially offset by declines in the construction and commercial real estate sections of the portfolio primarily related to loan sales during the quarter. The C&I and home equity segments of the portfolio continued to grow modestly, up 2% and 3%, respectively, from the prior quarter.
On a year-over-year basis, the greatest decline was in the construction segment of the Company’s loan portfolio, which at $553 million was down 60% from December 31, 2009. The construction segment represented just 4% of the Company’s total loan portfolio at December 31, 2010. This is in line with the Company’s strategy of rebalancing the loan portfolio over time.
Total deposits were $15.2 billion at December 31, 2010, compared to $16.8 billion at September 30, 2010 and $16.7 billion at December 31, 2009. During the quarter, the Company rebalanced its liabilities in light of its excess liquidity position and to increase margin. $1.1 billion of interest-bearing deposits largely related to the FDIC’s TAG program and $826 million of network transaction deposits were managed down as the Company reduced its liquidity profile. These deposit outflows were partially offset by a seasonal year end increase in demand deposits, a year end influx of public funds monies, and increased customer repurchase agreement activities. The net balance reductions were replaced with lower cost short-term funding. Year-over-year, demand deposits were up 13% and savings balances grew 5%, while interest-bearing demand and money market deposits declined 40% and 6%, respectively, from December 31, 2009.
Net Interest Income
The Company’s net interest margin was 3.13% for the quarter ended December 31, 2010, compared to 3.08% for the third quarter of 2010, and 3.59% for the same quarter a year ago. Net interest income was $151 million for the quarter ended December 31, 2010. This compares to $154 million for the quarter ended September 30, 2010 and $178 million for the quarter ended December 31, 2009. Interest income from earning assets of $189 million was down 4% from the prior quarter, primarily related to a net reduction in earning assets as a result of the reduction in the Company liquidity position. The reduction in interest income was partially offset by a net increase in our investment holdings. Interest expense of $38 million for the fourth quarter was down $4 million, or 10%, from $42 million for the quarter ended September 30, 2010, due to the effects of the liability rebalancing undertaken during the quarter and the effects of lower average rates paid on deposits.
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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2010 RESULTS	PAGE 4
Noninterest Income and Expense
Noninterest income for the quarter ended December 31, 2010 was $85 million, compared to $82 million for the third quarter of 2010 and $85 million for the same quarter last year. The increase in noninterest income was primarily due to a $4 million increase in net mortgage banking income for the quarter and a $4 million increase in capital markets income, which were partially offset by a $3 million decline in service charges on deposit accounts and net losses on asset and investment sales.
Core fee-based revenue was $57 million for the quarter ended December 31, 2010, compared to $61 million for the quarter ended September 30, 2010 and $67 million for the fourth quarter of 2009. Lower core fee-based revenue was primarily the result of a continued decline in service charges on consumer deposits, which was down $3 million from $24 million in the third quarter of 2010, and down $9 million from $29 million for the quarter ended December 31, 2009.
Mortgage loans originated for sale were $630 million for the quarter ended December 31, 2010 compared to $728 million for the prior quarter. Net mortgage banking income for the quarter totaled $13 million, up $4 million, or 47%, from $9 million for both the third quarter of 2010 and the fourth quarter of 2009. Fourth quarter mortgage banking results included a $3 million valuation recovery related to mortgage servicing rights compared to a $9 million valuation charge for the third quarter of 2010, and a $1 million valuation recovery for the quarter ended December 31, 2009.
Capital markets fee income for the quarter increased $4 million from the prior quarter due to credit valuation adjustments (CVAs) related to changes in the fair value of credit (nonperformance) risk of the Company’s offsetting interest rate swap positions that it maintains for its customers with various financial counterparties. Due to the general characteristics of the consumer swaps, an increase in market rates will generally result in a reduction in credit exposure and a CVA recovery. During the fourth quarter of 2010, the market level of rates increased resulting in a $2 million CVA recovery compared to a $2 million CVA charge in the third quarter of 2010.
Total noninterest expense for the quarter ended December 31, 2010 was $167 million, up 7% from $157 million for the quarter ended September 30, 2010, and up 5% from $159 million for the quarter ended December 31, 2009. The increase in total noninterest expense over the prior quarter was primarily due to higher personnel expense related to investments in human capital, costs related to valuation write-downs of several OREO properties, and accruals for resolving certain ongoing legal matters. These increases were partially offset by decreases in other expense categories, most notably legal and professional fees.
For the fourth quarter of 2010, the Company reported a tax benefit of $8 million, which included a $5 million benefit related to the resolution of certain tax matters which occurred during the quarter.
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ASSOCIATED BANC-CORP REPORTS FOURTH QUARTER 2010 RESULTS	PAGE 5
“Given an improving economic environment, we expect to see loan growth and margin expansion in 2011,” Flynn stated. “We also believe that provisions for loan losses will continue to decline. In addition, as we have stated in the past, we expect to repay the U.S. Treasury TARP funds this year. We are pleased with the progress we have made and believe that our ongoing investments in additional talent and our core businesses during 2011 will position our Company for more rapid growth in 2012 and beyond.”
FOURTH QUARTER 2010 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 20, 2011. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, www.associatedbank.com/investor, or by dialing 877-348-9354. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 253-237-1160. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2010 earnings call, or conference ID number 32741660.
An audio archive of the webcast will be available on the company’s website for one month following the call. A replay of the call will be available starting at 7:00 p.m. CT on January 20, 2011 through 11:00 p.m. CT on February 19, 2011 by dialing 800-642-1687 and entering the conference ID number 32741660. The replay number for international callers is 706-645-9291.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NASDAQ: ASBC) has total assets of $22 billion and is one of the top 50 financial services holding companies operating in the United States. Headquartered in Green Bay, Wis., Associated has 281 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota. The company offers a full range of banking services and other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD LOOKING STATEMENTS
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report filed on Form 10-K as updated by the Company’s most recent Form 10-Q.
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Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	December 31,	September 30,	Seql Qtr	June 30,	March 31,	December 31,	Comp Qtr
(in thousands)	2010	2010	$ Change	2010	2010	2009	$ Change

Assets
Cash and due from banks	$319,487	$316,914	$2,573	$324,952	$284,882	$770,816	$(451,329)
Interest-bearing deposits in other financial institutions	546,125	1,717,853	(1,171,728)	2,210,946	1,998,528	26,091	520,034
Federal funds sold and securities purchased under agreements to resell	2,550	503,950	(501,400)	13,515	19,220	23,785	(21,235)
Securities available for sale, at fair value	6,101,341	5,291,336	810,005	5,322,177	5,267,372	5,835,533	265,808
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	190,968	190,918	50	190,870	184,811	181,316	9,652
Loans held for sale	144,808	274,666	(129,858)	321,060	274,003	81,238	63,570
Loans	12,616,735	12,372,393	244,342	12,601,916	13,299,321	14,128,625	(1,511,890)
Allowance for loan losses	(476,813)	(522,018)	45,205	(567,912)	(575,573)	(573,533)	96,720

Loans, net	12,139,922	11,850,375	289,547	12,034,004	12,723,748	13,555,092	(1,415,170)
Premises and equipment, net	190,533	181,236	9,297	181,231	183,401	186,564	3,969
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	88,044	84,824	3,220	92,176	91,991	92,807	(4,763)
Other assets	1,132,650	1,184,046	(51,396)	1,139,960	1,150,512	1,191,732	(59,082)

Total assets	$21,785,596	$22,525,286	$(739,690)	$22,760,059	$23,107,636	$22,874,142	$(1,088,546)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,684,965	$3,054,121	$630,844	$2,932,599	$3,023,247	$3,274,973	409,992
Interest-bearing deposits, excl Brokered CDs	11,097,788	13,308,530	(2,210,742)	13,465,974	13,731,421	13,311,672	(2,213,884)
Brokered CDs	442,640	442,209	431	571,626	742,119	141,968	300,672

Total deposits	15,225,393	16,804,860	(1,579,467)	16,970,199	17,496,787	16,728,613	(1,503,220)
Short-term borrowings	1,747,382	539,263	1,208,119	513,406	575,564	1,226,853	520,529
Long-term funding	1,413,605	1,713,671	(300,066)	1,843,691	1,643,979	1,953,998	(540,393)
Accrued expenses and other liabilities	240,425	266,643	(26,218)	246,636	210,797	226,070	14,355

Total liabilities	18,626,805	19,324,437	(697,632)	19,573,932	19,927,127	20,135,534	(1,508,729)
Stockholders’ Equity
Preferred equity	514,388	513,550	838	512,724	511,910	511,107	3,281
Common stock	1,739	1,738	1	1,737	1,737	1,284	455
Surplus	1,573,372	1,569,963	3,409	1,567,315	1,564,536	1,082,335	491,037
Retained earnings	1,041,666	1,036,800	4,866	1,032,065	1,044,501	1,081,156	(39,490)
Accumulated other comprehensive income	27,626	78,798	(51,172)	73,173	59,744	63,432	(35,806)
Treasury stock	—	—	—	(887)	(1,919)	(706)	706

Total stockholders’ equity	3,158,791	3,200,849	(42,058)	3,186,127	3,180,509	2,738,608	420,183

Total liabilities and stockholders’ equity	$21,785,596	$22,525,286	$(739,690)	$22,760,059	$23,107,636	$22,874,142	$(1,088,546)

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended				For The Year Ended,
	December 31,		Quarter		December 31,		Year-to-Date
(in thousands, except per share amounts)	2010	2009	$ Change	% Change	2010	2009	$ Change	% Change

Interest Income
Interest and fees on loans	$146,444	$172,624	$(26,180)	(15.2%)	$608,487	$752,265	$(143,778)	(19.1%)
Interest and dividends on investment securities:
Taxable	33,468	48,521	(15,053)	(31.0%)	159,085	192,766	(33,681)	(17.5%)
Tax-exempt	8,150	8,987	(837)	(9.3%)	33,915	35,799	(1,884)	(5.3%)
Other interest	1,030	78	952	N/M	4,639	426	4,213	N/M

Total interest income	189,092	230,210	(41,118)	(17.9%)	806,126	981,256	(175,130)	(17.8%)
Interest Expense
Interest on deposits	23,039	31,471	(8,432)	(26.8%)	106,023	160,874	(54,851)	(34.1%)
Interest on short-term borrowings	2,288	3,062	(774)	(25.3%)	7,983	16,199	(8,216)	(50.7%)
Interest on long-term funding	12,905	17,324	(4,419)	(25.5%)	58,341	78,178	(19,837)	(25.4%)

Total interest expense	38,232	51,857	(13,625)	(26.3%)	172,347	255,251	(82,904)	(32.5%)

Net Interest Income	150,860	178,353	(27,493)	(15.4%)	633,779	726,005	(92,226)	(12.7%)
Provision for loan losses	63,000	394,789	(331,789)	(84.0%)	390,010	750,645	(360,635)	(48.0%)

Net interest income (loss) after provision for loan losses	87,860	(216,436)	304,296	(140.6%)	243,769	(24,640)	268,409	N/M
Noninterest Income
Trust service fees	9,518	9,906	(388)	(3.9%)	37,853	36,009	1,844	5.1%
Service charges on deposit accounts	20,390	29,213	(8,823)	(30.2%)	96,740	116,918	(20,178)	(17.3%)
Card-based and other nondeposit fees	12,995	12,359	636	5.1%	47,850	45,977	1,873	4.1%
Retail commissions	14,441	15,296	(855)	(5.6%)	61,256	60,678	578	1.0%

Total core fee-based revenue	57,344	66,774	(9,430)	(14.1%)	243,699	259,582	(15,883)	(6.1%)
Mortgage banking, net	13,229	9,227	4,002	43.4%	33,136	40,882	(7,746)	(18.9%)
Capital market fees, net	5,187	291	4,896	N/M	6,072	5,536	536	9.7%
Bank owned life insurance income	4,509	3,310	1,199	36.2%	15,761	16,032	(271)	(1.7%)
Asset sale gains (losses), net	514	(1,551)	2,065	(133.1%)	(2,004)	(4,071)	2,067	(50.8%)
Investment securities gains (losses), net	(1,883)	(395)	(1,488)	376.7%	24,917	8,774	16,143	184.0%
Other	5,797	7,078	(1,281)	(18.1%)	23,942	24,226	(284)	(1.2%)

Total noninterest income	84,697	84,734	(37)	(0.0%)	345,523	350,961	(5,438)	(1.5%)
Noninterest Expense
Personnel expense	83,912	72,620	11,292	15.5%	323,249	304,390	18,859	6.2%
Occupancy	12,899	12,170	729	6.0%	49,937	49,341	596	1.2%
Equipment	4,899	4,551	348	7.6%	18,371	18,385	(14)	(0.1%)
Data processing	7,047	7,728	(681)	(8.8%)	29,714	30,893	(1,179)	(3.8%)
Business development and advertising	4,870	4,443	427	9.6%	18,385	18,033	352	2.0%
Other intangible amortization	1,206	1,386	(180)	(13.0%)	4,919	5,543	(624)	(11.3%)
Legal and professional fees	5,353	6,386	(1,033)	(16.2%)	20,439	19,562	877	4.5%
Foreclosure/OREO expense	9,860	10,852	(992)	(9.1%)	33,844	38,129	(4,285)	(11.2%)
FDIC expense	11,095	9,618	1,477	15.4%	46,377	41,934	4,443	10.6%
Other	25,702	29,260	(3,558)	(12.2%)	85,085	85,210	(125)	(0.1%)

Total noninterest expense	166,843	159,014	7,829	4.9%	630,320	611,420	18,900	3.1%

Income (loss) before income taxes	5,714	(290,716)	296,430	(102.0%)	(41,028)	(285,099)	244,071	(85.6%)
Income tax benefit	(8,294)	(117,479)	109,185	(92.9%)	(40,172)	(153,240)	113,068	(73.8%)

Net income (loss)	14,008	(173,237)	187,245	(108.1%)	$(856)	$(131,859)	$131,003	(99.4%)
Preferred stock dividends and discount	7,400	7,354	46	0.6%	29,531	29,348	183	0.6%

Net income (loss) available to common equity	$6,608	$(180,591)	$187,199	(103.7%)	$(30,387)	$(161,207)	$130,820	(81.2%)

Earnings (Loss) Per Common Share:
Basic	$0.04	$(1.41)	$1.45	(102.8%)	$(0.18)	$(1.26)	$1.08	(85.7%)
Diluted	$0.04	$(1.41)	$1.45	(102.8%)	$(0.18)	$(1.26)	$1.08	(85.7%)

Average Common Shares Outstanding:
Basic	173,068	127,869	45,199	35.3%	171,230	127,858	43,372	33.9%
Diluted	173,072	127,869	45,203	35.4%	171,230	127,858	43,372	33.9%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	4Q10	3Q10	$ Change	% Change	2Q10	1Q10	4Q09	$ Change	% Change

Interest Income
Interest and fees on loans	$146,444	$148,937	$(2,493)	(1.7%)	$153,815	$159,291	$172,624	$(26,180)	(15.2%)
Interest and dividends on investment securities:
Taxable	33,468	37,198	(3,730)	(10.0%)	41,317	47,102	48,521	(15,053)	(31.0%)
Tax-exempt	8,150	8,499	(349)	(4.1%)	8,558	8,708	8,987	(837)	(9.3%)
Other interest	1,030	1,582	(552)	(34.9%)	1,188	839	78	952	N/M

Total interest income	189,092	196,216	(7,124)	(3.6%)	204,878	215,940	230,210	(41,118)	(17.9%)
Interest Expense
Interest on deposits	23,039	25,879	(2,840)	(11.0%)	28,360	28,745	31,471	(8,432)	(26.8%)
Interest on short-term borrowings	2,288	1,849	439	23.7%	1,820	2,026	3,062	(774)	(25.3%)
Interest on long-term funding	12,905	14,584	(1,679)	(11.5%)	14,905	15,947	17,324	(4,419)	(25.5%)

Total interest expense	38,232	42,312	(4,080)	(9.6%)	45,085	46,718	51,857	(13,625)	(26.3%)

Net Interest Income	150,860	153,904	(3,044)	(2.0%)	159,793	169,222	178,353	(27,493)	(15.4%)
Provision for loan losses	63,000	64,000	(1,000)	(1.6%)	97,665	165,345	394,789	(331,789)	(84.0%)

Net interest income (loss) after provision for loan losses	87,860	89,904	(2,044)	(2.3%)	62,128	3,877	(216,436)	304,296	(140.6%)
Noninterest Income
Trust service fees	9,518	9,462	56	0.6%	9,517	9,356	9,906	(388)	(3.9%)
Service charges on deposit accounts	20,390	23,845	(3,455)	(14.5%)	26,446	26,059	29,213	(8,823)	(30.2%)
Card-based and other nondeposit fees	12,995	12,093	902	7.5%	11,942	10,820	12,359	636	5.1%
Retail commissions	14,441	15,276	(835)	(5.5%)	15,722	15,817	15,296	(855)	(5.6%)

Total core fee-based revenue	57,344	60,676	(3,332)	(5.5%)	63,627	62,052	66,774	(9,430)	(14.1%)

Mortgage banking, net	13,229	9,007	4,222	46.9%	5,493	5,407	9,227	4,002	43.4%
Capital market fees, net	5,187	891	4,296	N/M	(136)	130	291	4,896	N/M
Bank owned life insurance income	4,509	3,756	753	20.0%	4,240	3,256	3,310	1,199	36.2%
Asset sale gains (losses), net	514	(2,354)	2,868	(121.8%)	1,477	(1,641)	(1,551)	2,065	(133.1%)
Investment securities gains (losses), net	(1,883)	3,365	(5,248)	(156.0%)	(146)	23,581	(395)	(1,488)	376.7%
Other	5,797	6,556	(759)	(11.6%)	6,336	5,253	7,078	(1,281)	(18.1%)

Total noninterest income	84,697	81,897	2,800	3.4%	80,891	98,038	84,734	(37)	(0.0%)
Noninterest Expense
Personnel expense	83,912	80,640	3,272	4.1%	79,342	79,355	72,620	11,292	15.5%
Occupancy	12,899	12,157	742	6.1%	11,706	13,175	12,170	729	6.0%
Equipment	4,899	4,637	262	5.7%	4,450	4,385	4,551	348	7.6%
Data processing	7,047	7,502	(455)	(6.1%)	7,866	7,299	7,728	(681)	(8.8%)
Business development and advertising	4,870	4,297	573	13.3%	4,773	4,445	4,443	427	9.6%
Other intangible amortization	1,206	1,206	—	0.0%	1,254	1,253	1,386	(180)	(13.0%)
Legal and professional fees	5,353	6,774	(1,421)	(21.0%)	5,517	2,795	6,386	(1,033)	(16.2%)
Foreclosure/OREO expense	9,860	7,349	2,511	34.2%	8,906	7,729	10,852	(992)	(9.1%)
FDIC expense	11,095	11,426	(331)	(2.9%)	12,027	11,829	9,618	1,477	15.4%
Other	25,702	20,592	5,110	24.8%	19,197	19,594	29,260	(3,558)	(12.2%)

Total noninterest expense	166,843	156,580	10,263	6.6%	155,038	151,859	159,014	7,829	4.9%

Income (loss) before income taxes	5,714	15,221	(9,507)	(62.5%)	(12,019)	(49,944)	(290,716)	296,430	(102.0%)
Income tax expense (benefit)	(8,294)	917	(9,211)	N/M	(9,240)	(23,555)	(117,479)	109,185	(92.9%)

Net income (loss)	14,008	14,304	(296)	(2.1%)	(2,779)	(26,389)	(173,237)	187,245	(108.1%)
Preferred stock dividends and discount	7,400	7,389	11	0.1%	7,377	7,365	7,354	46	0.6%

Net income (loss) available to common equity	$6,608	$6,915	$(307)	(4.4%)	$(10,156)	$(33,754)	$(180,591)	$187,199	(103.7%)

Earnings (Loss) Per Common Share:
Basic	$0.04	$0.04	$—	0.0%	$(0.06)	$(0.20)	$(1.41)	$1.45	(102.8%)
Diluted	$0.04	$0.04	$—	0.0%	$(0.06)	$(0.20)	$(1.41)	$1.45	(102.8%)

Average Common Shares Outstanding:
Basic	173,068	172,989	79	0.0%	172,921	165,842	127,869	45,199	35.3%
Diluted	173,072	172,990	82	0.0%	172,921	165,842	127,869	45,203	35.4%

N/M = Not meaningful.

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time
equivalent employee data)	YTD 2010	YTD 2009	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009

Summary of Operations
Net interest income	$633,779	$726,005	$150,860	$153,904	$159,793	$169,222	$178,353
Provision for loan losses	390,010	750,645	63,000	64,000	97,665	165,345	394,789
Asset sale gains (losses), net	(2,004)	(4,071)	514	(2,354)	1,477	(1,641)	(1,551)
Investment securities gains (losses), net	24,917	8,774	(1,883)	3,365	(146)	23,581	(395)
Noninterest income (excluding securities & asset gains)	322,610	346,258	86,066	80,886	79,560	76,098	86,680
Noninterest expense	630,320	611,420	166,843	156,580	155,038	151,859	159,014
Income (loss) before income taxes	(41,028)	(285,099)	5,714	15,221	(12,019)	(49,944)	(290,716)
Income tax expense (benefit)	(40,172)	(153,240)	(8,294)	917	(9,240)	(23,555)	(117,479)
Net income (loss)	(856)	(131,859)	14,008	14,304	(2,779)	(26,389)	(173,237)
Net income (loss) available to common equity	(30,387)	(161,207)	6,608	6,915	(10,156)	(33,754)	(180,591)
Taxable equivalent adjustment	23,635	24,820	5,721	5,914	5,966	6,034	6,188

Per Common Share Data
Net income (loss):
Basic	$(0.18)	$(1.26)	$0.04	$0.04	$(0.06)	$(0.20)	$(1.41)
Diluted	(0.18)	(1.26)	0.04	0.04	(0.06)	(0.20)	(1.41)
Dividends	0.04	0.47	0.01	0.01	0.01	0.01	0.05
Market Value:
High	$16.10	$21.39	$15.49	$13.90	$16.10	$14.54	$13.00
Low	11.48	9.21	12.57	11.96	12.26	11.48	10.37
Close	15.15	11.01	15.15	13.19	12.26	13.76	11.01
Book value	15.28	17.42	15.28	15.53	15.46	15.44	17.42
Tangible book value	9.77	9.93	9.77	10.02	9.93	9.90	9.93

Performance Ratios (annualized)
Earning assets yield	4.03	4.72%	3.89	3.90%	4.10%	4.24%	4.59%
Interest-bearing liabilities rate	1.06	1.45	0.98	1.03	1.10	1.11	1.24
Net interest margin	3.20	3.52	3.13	3.08	3.22	3.35	3.59
Return on average assets	(0.00)	(0.56)	0.25	0.25	(0.05)	(0.46)	(3.02)
Return on average equity	(0.03)	(4.54)	1.74	1.77	(0.35)	(3.40)	(23.72)
Return on average tangible common equity (1)	(1.77)	(11.25)	1.52	1.58	(2.37)	(8.17)	(50.16)
Efficiency ratio (2)	64.32	55.73	68.76	65.05	63.20	60.42	58.63
Effective tax rate (benefit)	97.91	(53.75)	(145.13)	6.03	(76.88)	(47.16)	(40.41)
Dividend payout ratio (3)	22.22	N/M	25.00	25.02	N/M	N/M	N/M

Average Balances
Assets	$22,625,065	$23,609,471	$22,034,041	$22,727,208	$22,598,695	$23,151,767	$22,773,576
Earning assets	20,568,495	21,337,382	19,950,784	20,660,498	20,598,637	21,075,408	20,499,225
Interest-bearing liabilities	16,304,220	17,659,282	15,476,002	16,376,904	16,408,718	16,970,884	16,663,947
Loans	13,186,712	15,595,636	12,587,702	12,855,791	13,396,710	13,924,978	14,605,107
Deposits	16,946,301	15,959,046	16,452,473	17,138,105	17,056,193	17,143,924	16,407,034
Wholesale funding	2,452,610	4,584,909	2,311,016	2,326,469	2,343,119	2,837,001	3,332,642
Common stockholders’ equity	2,670,953	2,393,475	2,681,813	2,693,735	2,674,097	2,633,680	2,387,534
Stockholders’ equity	3,183,572	2,902,911	3,195,657	3,206,742	3,186,295	3,145,074	2,898,132
Common stockholders’ equity/assets	11.81%	10.14%	12.17%	11.85%	11.83%	11.38%	10.48%
Stockholders’ equity / assets	14.07%	12.30%	14.50%	14.11%	14.10%	13.58%	12.73%

At Period End
Assets			$21,785,596	$22,525,286	$22,760,059	$23,107,636	$22,874,142
Loans			12,616,735	12,372,393	12,601,916	13,299,321	14,128,625
Allowance for loan losses			476,813	522,018	567,912	575,573	573,533
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			63,909	59,483	65,629	64,190	63,753
Other intangible assets			24,135	25,341	26,547	27,801	29,054
Deposits			15,225,393	16,804,860	16,970,199	17,496,787	16,728,613
Wholesale funding			3,160,987	2,252,934	2,357,097	2,219,543	3,180,851
Stockholders’ equity			3,158,791	3,200,849	3,186,127	3,180,509	2,738,608
Stockholders’ equity / assets			14.50%	14.21%	14.00%	13.76%	11.97%
Tangible common equity / tangible assets (4)			8.12%	8.03%	7.88%	7.73%	5.79%
Tangible equity / tangible assets (5)			10.59%	10.41%	10.23%	10.04%	8.12%
Tier 1 common equity / risk-weighted assets (6) (7)			12.26%	12.31%	12.00%	11.43%	7.85%
Tier 1 leverage ratio (7)			11.19%	10.78%	10.80%	10.57%	8.76%
Tier 1 risk-based capital ratio (7)			17.58%	17.68%	17.25%	16.40%	12.52%
Total risk-based capital ratio (7)			19.05%	19.16%	19.02%	18.15%	14.24%
Shares outstanding, end of period			173,112	173,019	172,955	172,880	127,876

Selected trend information
Average full time equivalent employees			4,865	4,827	4,766	4,777	4,802
Trust assets under management, at market value			$5,700,000	$5,400,000	$5,100,000	$5,500,000	$5,300,000
Mortgage loans originated for sale during period			629,978	727,868	501,965	454,746	671,305
Mortgage portfolio serviced for others			7,453,000	7,860,000	7,822,000	7,751,000	7,667,000
Mortgage servicing rights, net / Portfolio serviced for others			0.86%	0.76%	0.84%	0.83%	0.83%

N/M = Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net. This is a non-GAAP financial measure.

(3)	Ratio is based upon basic earnings per common share.

(4)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(6)	Tier 1 common equity to risk-weighted assets = Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities divided by risk-weighted assets. This is a non-GAAP financial measure.

(7)	Current period regulatory capital ratios are estimated.

Selected Asset Quality Information
Associated Banc-Corp

			Dec10 vs Sep10				Dec10 vs Dec09
(in thousands)	Dec 31, 2010	Sep 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Allowance for Loan Losses
Beginning balance	$522,018	$567,912	(8.1%)	$575,573	$573,533	$412,530	26.5%
Provision for loan losses	63,000	64,000	(1.6%)	97,665	165,345	394,789	(84.0%)
Charge offs	(118,368)	(122,327)	(3.2%)	(113,170)	(174,627)	(236,367)	(49.9%)
Recoveries	10,163	12,433	(18.3%)	7,844	11,322	2,581	293.8%

Net charge offs	(108,205)	(109,894)	(1.5%)	(105,326)	(163,305)	(233,786)	(53.7%)

Ending balance	$476,813	$522,018	(8.7%)	$567,912	$575,573	$573,533	(16.9%)

Reserve for losses on unfunded commitments	$17,374	$16,274	6.8%	$14,616	$14,616	$14,194	22.4%

			Dec10 vs Sep10				Dec10 vs Dec09
Net Charge Offs	Dec 31, 2010	Sep 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Commercial and industrial	$27,041	$4,274	532.7%	$5,557	$63,699	$42,940	(37.0%)
Commercial real estate	20,103	28,517	(29.5%)	37,004	21,328	40,550	(50.4%)
Real estate – construction	31,879	60,488	(47.3%)	46,135	60,186	124,659	(74.4%)
Lease financing	9,159	826	N/M	297	774	261	N/M

Total commercial	88,182	94,105	(6.3%)	88,993	145,987	208,410	(57.7%)
Home equity	14,541	10,875	33.7%	11,213	11,769	16,503	(11.9%)
Installment	2,369	1,640	44.5%	1,887	2,222	2,099	12.9%

Total retail	16,910	12,515	35.1%	13,100	13,991	18,602	(9.1%)
Residential mortgage	3,113	3,274	(4.9%)	3,233	3,327	6,774	(54.0%)

Total net charge offs	$108,205	$109,894	(1.5%)	$105,326	$163,305	$233,786	(53.7%)

Net Charge Offs to Average
Loans (in basis points) *	Dec 31, 2010	Sep 30, 2010		Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
Commercial and industrial	364	57		73	795	490
Commercial real estate	231	319		398	230	412
Real estate — construction	1,820	2,598		1,582	1,780	3,185
Lease financing	5,051	416		141	341	105

Total commercial	488	498		444	698	915
Home equity	231	175		183	190	254
Installment	131	74		83	98	94

Total retail	209	148		156	166	213
Residential mortgage	56	65		65	67	127

Total net charge offs	341	339		315	476	635

			Dec10 vs Sep10				Dec10 vs Dec09
Credit Quality	Dec 31, 2010	Sept 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Nonaccrual loans	$574,356	$727,877	(21.1%)	$975,641	$1,180,185	$1,077,799	(46.7%)
Other real estate owned (OREO)	44,330	53,101	(16.5%)	51,223	62,220	68,441	(35.2%)

Total nonperforming assets	$618,686	$780,978	(20.8%)	$1,026,864	$1,242,405	$1,146,240	(46.0%)

Loans 90 or more days past due and still accruing	3,418	26,593	(87.1%)	3,207	6,353	24,981	(86.3%)
Restructured loans (accruing)	79,935	62,778	27.3%	40,865	23,420	19,037	319.9%

Allowance for loan losses / loans	3.78%	4.22%		4.51%	4.33%	4.06%
Allowance for loan losses / nonaccrual loans	83.02	71.72		58.21	48.77	53.21
Nonaccrual loans / total loans	4.55	5.88		7.74	8.87	7.63
Nonperforming assets / total loans plus OREO	4.89	6.29		8.12	9.30	8.07
Nonperforming assets / total assets	2.84	3.47		4.51	5.38	5.01
Net charge offs / average loans (annualized)	3.41	3.39		3.15	4.76	6.35
Year-to-date net charge offs / average loans	3.69	3.78		3.97	4.76	2.84

Nonaccrual loans by type:
Commercial and industrial	$99,845	$156,697	(36.3%)	$184,173	$176,540	$230,000	(56.6%)
Commercial real estate	223,927	275,586	(18.7%)	351,883	355,130	306,093	(26.8%)
Real estate — construction	94,929	132,425	(28.3%)	279,710	486,704	409,289	(76.8%)
Lease financing	17,080	26,922	(36.6%)	27,953	29,466	19,506	(12.4%)

Total commercial	435,781	591,630	(26.3%)	843,719	1,047,840	964,888	(54.8%)
Home equity	51,712	50,901	1.6%	41,749	40,550	24,452	111.5%
Installment	10,544	8,757	20.4%	6,032	6,055	6,648	58.6%

Total retail	62,256	59,658	4.4%	47,781	46,605	31,100	100.2%
Residential mortgage	76,319	76,589	(0.4%)	84,141	85,740	81,811	(6.7%)

Total nonaccrual loans	$574,356	$727,877	(21.1%)	$975,641	$1,180,185	$1,077,799	(46.7%)

N/M —	Not meaningful.

*	Annualized.

Selected Asset Quality Information (continued)
Associated Banc-Corp

			Dec10 vs Sep10				Dec10 vs Dec09
(in thousands)	Dec 31, 2010	Sep 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Restructured loans (accruing)
Commercial and industrial	$9,980	$620	N/M	$635	$—	$—	N/M
Commercial real estate	15,612	23,387	(33.2%)	7,820	—	—	N/M
Real estate — construction	22,532	7,076	218.4%	4,835	763	480	N/M
Lease financing	—	—	0.0%	—	—	—	N/M

Total commercial	48,124	31,083	54.8%	13,290	763	480	N/M
Home equity	11,741	10,269	14.3%	3,601	6,482	5,068	131.7%
Installment	692	793	(12.7%)	560	300	79	N/M

Total retail	12,433	11,062	12.4%	4,161	6,782	5,147	141.6%
Residential mortgage	19,378	20,633	(6.1%)	23,414	15,875	13,410	44.5%

Total restructured loans (accruing)	$79,935	$62,778	27.3%	$40,865	$23,420	$19,037	319.9%

Restructured loans in nonaccrual loans (not included above)	$35,939	$32,657	10.0%	$48,215	$9,862	$9,393	282.6%

			Dec10 vs Sep10				Dec10 vs Dec09
Loans Past Due 30-89 Days	Dec 31, 2010	Sep 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Commercial and industrial	$33,013	$14,505	127.6%	$40,415	$51,042	$64,369	(48.7%)
Commercial real estate	46,486	56,710	(18.0%)	50,721	69,836	81,975	(43.3%)
Real estate — construction	8,016	12,225	(34.4%)	23,368	13,805	56,559	(85.8%)
Lease financing	132	168	(21.4%)	628	98	823	(84.0%)

Total commercial	87,647	83,608	4.8%	115,132	134,781	203,726	(57.0%)
Home equity	13,886	20,044	(30.7%)	15,869	12,919	14,304	(2.9%)
Installment	9,624	10,536	(8.7%)	6,567	4,794	8,499	13.2%

Total retail	23,510	30,580	(23.1%)	22,436	17,713	22,803	3.1%
Residential mortgage	8,722	10,065	(13.3%)	11,110	12,786	14,226	(38.7%)

Total loans past due 30-89 days	$119,879	$124,253	(3.5%)	$148,678	$165,280	$240,755	(50.2%)

			Dec10 vs Sep10				Dec10 vs Dec09
Potential Problem Loans	Dec 31, 2010	Sep 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Commercial and industrial	$354,284	$373,955	(5.3%)	$482,686	$505,903	$563,836	(37.2%)
Commercial real estate	492,778	553,126	(10.9%)	553,316	565,969	598,137	(17.6%)
Real estate — construction	91,618	175,817	(47.9%)	203,560	262,572	391,105	(76.6%)
Lease financing	2,617	2,302	13.7%	6,784	5,158	8,367	(68.7%)

Total commercial	941,297	1,105,200	(14.8%)	1,246,346	1,339,602	1,561,445	(39.7%)
Home equity	3,057	6,495	(52.9%)	7,778	7,446	13,400	(77.2%)
Installment	703	692	1.6%	725	1,103	1,524	(53.9%)

Total retail	3,760	7,187	(47.7%)	8,503	8,549	14,924	(74.8%)
Residential mortgage	18,672	19,416	(3.8%)	17,304	19,591	19,150	(2.5%)

Total potential problem loans	$963,729	$1,131,803	(14.9%)	$1,272,153	$1,367,742	$1,595,519	(39.6%)

N/M —	Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Year ended December 31, 2010			Year ended December 31, 2009
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,790,554	$339,595	4.36%	$9,673,513	$435,054	4.50%
Residential mortgage	2,059,156	99,163	4.82	2,369,719	125,475	5.29
Retail	3,337,002	173,015	5.18	3,552,404	195,078	5.49

Total loans	13,186,712	611,773	4.64	15,595,636	755,607	4.84
Investment securities	5,628,405	213,349	3.79	5,690,968	250,043	4.39
Other short-term investments	1,753,378	4,639	0.26	50,778	426	0.84

Investments and other	7,381,783	217,988	2.95	5,741,746	250,469	4.36
Total earning assets	20,568,495	829,761	4.03	21,337,382	1,006,076	4.72
Other assets, net	2,056,570			2,272,089

Total assets	$22,625,065			$23,609,471

Interest-bearing liabilities:
Savings deposits	$898,019	$1,176	0.13%	$880,544	$1,379	0.16%
Interest-bearing demand deposits	2,780,525	6,314	0.23	2,154,745	4,794	0.22
Money market deposits	6,374,071	33,417	0.52	5,390,782	42,978	0.80
Time deposits, excluding Brokered CDs	3,251,667	60,280	1.85	3,880,878	102,490	2.64

Total interest-bearing deposits, excluding Brokered CDs	13,304,282	101,187	0.76	12,306,949	151,641	1.23
Brokered CDs	547,328	4,836	0.88	767,424	9,233	1.20

Total interest-bearing deposits	13,851,610	106,023	0.77	13,074,373	160,874	1.23
Wholesale funding	2,452,610	66,324	2.70	4,584,909	94,377	2.06

Total interest-bearing liabilities	16,304,220	172,347	1.06	17,659,282	255,251	1.45
Noninterest-bearing demand deposits	3,094,691			2,884,673
Other liabilities	42,582			162,605
Stockholders’ equity	3,183,572			2,902,911
Total liabilities and stockholders’ equity	$22,625,065			$23,609,471

Net interest income and rate spread (1)		$657,414	2.97%		$750,825	3.27%

Net interest margin (1)			3.20%			3.52%
Taxable equivalent adjustment		$23,635			$24,820

Net Interest Income Analysis — Taxable Equivalent Basis

Associated Banc-Corp

	Three months ended December 31, 2010			Three months ended December 31, 2009
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,161,913	$81,120	4.50%	$9,037,436	$100,124	4.40%
Residential mortgage	2,214,502	24,887	4.49	2,108,755	27,316	5.17
Retail	3,211,287	41,267	5.11	3,458,916	45,980	5.29

Total loans	12,587,702	147,274	4.65	14,605,107	173,420	4.72
Investment securities	5,789,516	46,509	3.21	5,840,445	62,900	4.31
Other short-term investments	1,573,566	1,030	0.27	53,673	78	0.57

Investments and other	7,363,082	47,539	2.58	5,894,118	62,978	4.27

Total earning assets	19,950,784	194,813	3.89	20,499,225	236,398	4.59
Other assets, net	2,083,257			2,274,351

Total assets	$22,034,041			$22,773,576

Interest-bearing liabilities:
Savings deposits	$908,625	$319	0.14%	$869,996	$344	0.16%
Interest-bearing demand deposits	2,733,728	1,345	0.20	2,605,242	1,630	0.25
Money market deposits	6,027,526	7,202	0.47	5,658,251	8,463	0.59
Time deposits, excluding Brokered CDs	3,057,052	12,986	1.69	3,671,087	20,215	2.18

Total interest-bearing deposits, excluding Brokered CDs	12,726,931	21,852	0.68	12,804,576	30,652	0.95
Brokered CDs	438,055	1,187	1.07	526,729	819	0.62

Total interest-bearing deposits	13,164,986	23,039	0.69	13,331,305	31,471	0.94
Wholesale funding	2,311,016	15,193	2.62	3,332,642	20,386	2.43

Total interest-bearing liabilities	15,476,002	38,232	0.98	16,663,947	51,857	1.24
Noninterest-bearing demand deposits	3,287,487			3,075,729
Other liabilities	74,895			135,768
Stockholders’ equity	3,195,657			2,898,132

Total liabilities and stockholders’ equity	$22,034,041			$22,773,576

Net interest income and rate spread (1)		$156,581	2.91%		$184,541	3.35%

Net interest margin (1)			3.13%			3.59%
Taxable equivalent adjustment		$5,721			$6,188

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended December 31, 2010			Three months ended September 30, 2010
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,161,913	$81,120	4.50%	$7,502,980	$82,606	4.37%
Residential mortgage	2,214,502	24,887	4.49	2,004,284	24,025	4.78
Retail	3,211,287	41,267	5.11	3,348,527	43,121	5.12

Total loans	12,587,702	147,274	4.65	12,855,791	149,752	4.63
Investment securities	5,789,516	46,509	3.21	5,452,490	50,796	3.73
Other short-term investments	1,573,566	1,030	0.27	2,352,217	1,582	0.27

Investments and other	7,363,082	47,539	2.58	7,804,707	52,378	2.69

Total earning assets	19,950,784	194,813	3.89	20,660,498	202,130	3.90
Other assets, net	2,083,257			2,066,710

Total assets	$22,034,041			$22,727,208

Interest-bearing liabilities:
Savings deposits	$908,625	$319	0.14%	$910,970	$316	0.14%
Interest-bearing demand deposits	2,733,728	1,345	0.20	2,637,952	1,292	0.19
Money market deposits	6,027,526	7,202	0.47	6,824,352	9,216	0.54
Time deposits, excluding Brokered CDs	3,057,052	12,986	1.69	3,197,087	13,805	1.71

Total interest-bearing deposits, excluding Brokered CDs	12,726,931	21,852	0.68	13,570,361	24,629	0.72
Brokered CDs	438,055	1,187	1.07	480,074	1,250	1.03

Total interest-bearing deposits	13,164,986	23,039	0.69	14,050,435	25,879	0.73
Wholesale funding	2,311,016	15,193	2.62	2,326,469	16,433	2.81

Total interest-bearing liabilities	15,476,002	38,232	0.98	16,376,904	42,312	1.03
Noninterest-bearing demand deposits	3,287,487			3,087,670
Other liabilities	74,895			55,892
Stockholders’ equity	3,195,657			3,206,742

Total liabilities and stockholders’ equity	$22,034,041			$22,727,208

Net interest income and rate spread (1)		$156,581	2.91%		$159,818	2.87%

Net interest margin (1)			3.13%			3.08%
Taxable equivalent adjustment		$5,721			$5,914

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.
Financial Summary and Comparison Associated Banc-Corp
Period End Loan Composition

			Dec10 vs Sep10				Dec10 vs Dec09
	Dec 31, 2010	Sept 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Commercial and industrial	$3,049,752	$2,989,238	2.0%	$2,969,662	$3,099,265	$3,450,632	(11.6%)
Commercial real estate	3,389,213	3,494,342	(3.0%)	3,576,716	3,699,139	3,817,066	(11.2%)
Real estate — construction	553,069	736,387	(24.9%)	925,697	1,281,868	1,397,493	(60.4%)
Lease financing	60,254	74,690	(19.3%)	82,375	87,568	95,851	(37.1%)

Total commercial	7,052,288	7,294,657	(3.3%)	7,554,450	8,167,840	8,761,042	(19.5%)
Home equity	2,523,057	2,457,461	2.7%	2,455,181	2,468,587	2,546,167	(0.9%)
Installment	695,383	721,480	(3.6%)	749,588	759,025	873,568	(20.4%)

Total retail	3,218,440	3,178,941	1.2%	3,204,769	3,227,612	3,419,735	(5.9%)
Residential mortgage	2,346,007	1,898,795	23.6%	1,842,697	1,903,869	1,947,848	20.4%

Total loans	$12,616,735	$12,372,393	2.0%	$12,601,916	$13,299,321	$14,128,625	(10.7%)

Period End Deposit Composition

			Dec10 vs Sep10				Dec10 vs Dec09
	Dec 31, 2010	Sept 30, 2010	% Change	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	% Change
Demand	$3,684,965	$3,054,121	20.7%	$2,932,599	$3,023,247	$3,274,973	12.5%
Savings	887,236	902,077	(1.6%)	913,146	897,740	845,509	4.9%
Interest-bearing demand	1,870,664	2,921,700	(36.0%)	2,745,541	2,939,390	3,099,358	(39.6%)
Money market	5,434,867	6,312,912	(13.9%)	6,554,559	6,522,901	5,806,661	(6.4%)
Brokered CDs	442,640	442,209	0.1%	571,626	742,119	141,968	211.8%
Other time deposits	2,905,021	3,171,841	(8.4%)	3,252,728	3,371,390	3,560,144	(18.4%)

Total deposits	$15,225,393	$16,804,860	(9.4%)	$16,970,199	$17,496,787	$16,728,613	(9.0%)

Network transaction deposits included above in interest-bearing demand and money market	1,144,134	1,970,050	(41.9%)	$2,698,204	$2,641,648	$1,926,539	(40.6%)
Customer repo sweeps (a)	563,884	209,866	168.7%	$184,043	$188,314	$195,858	187.9%

(a)	Included within short-term borrowings.